EXHIBIT C



                            Agreement of Joint Filing


            Pursuant to 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on
Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.


            IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated:      November 14, 2002



                                     JEWELCOR MANAGEMENT, INC.


                                     By /s/   Seymour Holtzman
                                -------------------------------------
                                   Name:   Seymour Holtzman
                                   Title:  Chairman and Chief Executive
                                             Officer


                                     By /s/   Seymour Holtzman
                                -------------------------------------
                                   Name:   Seymour Holtzman


                                     By /s/   Evelyn Holtzman
                                -------------------------------------
                                   Name:   Evelyn Holtzman